CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 33-29744 and No. 333-01313) and on Form S-8 (No. 33-35816 and No. 333-01685) of our report dated November 14, 1997 with respect to the consolidated financial statements of Water-Jel Technologies, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended August 31, 1997.



s/ Holtz Rubenstein & Co., Ltd.
HOLTZ RUBENSTEIN & CO., LTD.
Melville, New York
February 26, 1998